CONSENT OF COUNSEL FOR THE TRUST AND THE INDEPENDENT TRUSTEES
          -------------------------------------------------------------


As counsel for the Trust and the Independent Trustees, we hereby consent to the use in this Pre-Effective Amendment No. 1 of all references to our Firm included in or made a part of this Pre-Effective Amendment.

WILLKIE FARR & GALLAGHER


New York, New York
May 15, 1998